                  Volkswagen Credit Auto Master Owner Trust,
                                 Series 2000-1

--------------------------------------------------------------------------------

                Distribution Date Statement: September 20, 2000



a.  Aggregate Amount of Collections                                                     $456,908,757.47
    Aggregate Amount of Non-Principal Collections                                       $  5,356,828.90
    Aggregate Amount of Principal Collections                                           $451,551,928.57
    Pool Balance                                                                        $631,780,647.03
    Residual Participation Amount                                                       $131,780,647.03
    Excess Funding Account                                                              $          0.00

b.  Series Allocation Percentage                                                                 100.00%
    Floating Allocation Percentage                                                                79.14%
    Principal Allocation Percentage                                                                 N/A

c.  Total Amount Distributed on Series 2000-1                                           $  2,822,916.67

d.  Amount of Such Distribution Allocable to Principal on 2000-1                        $          0.00

e.  Amount of Such Distribution Allocable to Interest on 2000-1                         $  2,822,916.67

f.  Noteholder Default Amount                                                           $          0.00

g.  Required Subordinated Draw Amount                                                   $          0.00

h.  Noteholder Charge Offs                                                              $          0.00
    Amounts of Reimbursements                                                           $          0.00

i.  Monthly Servicing Fee                                                               $    526,483.87
    Noteholder Monthly Servicing Fee                                                    $    416,666.67

j.  Controlled Deposit Amount                                                           $          0.00

k.  Series 2000-1 Invested Amount at end of period (Gross)                              $500,000,000.00
    Outstanding Principal Balance                                                       $500,000,000.00

l.  Available Subordinated Amount                                                       $ 56,209,601.50

m.  Carry-over Amount                                                                   $          0.00

n.  Reserve Account Balance                                                             $  1,750,000.00

o.  Principal Funding Account Balance                                                   $          0.00
    Yield Supplement Account Balance                                                    $  1,750,000.00


VW CREDIT, INC. -- SERVICER                                               Page 1

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                                           From                To         Days
Current Interest Period                                                                 08/21/2000         09/19/2000      30
Series Allocation Percentage                                                                     100.00%
Initial Principal Balance                                                                $500,000,000.00
Outstanding Principal Balance                                                            $500,000,000.00
Principal Balance of Receivables for Determination Date                                  $606,058,830.75
Amount Invested in Receivables on Series Issuance Date                                   $500,000,000.00
Initial Invested Amount                                                                  $500,000,000.00
Invested Amount at the Beginning of Period                                               $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)                                   $500,000,000.00
Required Subordinated Amount                                                              $77,179,132.96
Excess Funding Account                                                                             $0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)                              $500,000,000.00
Available Subordinated Amount (previous period)                                           $26,975,674.02
Incremental Subordinated Amount (previous period)                                         $26,975,674.02

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------
Yield Supplement Account Initial Deposit                                                   $1,750,000.00
Yield Supplement Account Beginning Balance                                                 $1,750,000.00
Yield Supplement Account Required Amount                                                   $1,750,000.00

Reserve Account Initial Deposit                                                            $1,750,000.00
Reserve Account Required Amount                                                            $1,750,000.00
Reserve Account Beginning Balance                                                          $1,750,000.00

Outstanding Carryover Amount - Beginning Balance                                                   $0.00
Withdrawal from Yield Supplement Account                                                           $0.00
Outstanding Carryover Amount - Ending Balance                                                      $0.00
Yield Supplement Account Balance - Ending Balance                                          $1,750,000.00
Yield Supplement Account Deposit Amount                                                            $0.00

Withdrawal from Reserve Account                                                                    $0.00
Reserve Account Ending Balance                                                             $1,750,000.00
Reserve Account Deposit Amount                                                                     $0.00

1-month LIBOR Rate (annualized)                                                               6.6200000%
Certificate Coupon (annualized)                                                                  6.7750%
Prime Rate (annualized)                                                                       9.5000000%
Servicing Fee Rate (annualized)                                                                   1.000%
Excess Spread                                                                                 2.0650000%

TRUST PRINCIPAL RECEIVABLES
---------------------------
Pool Balance at the Beginning of Period                                                  $644,748,793.68
Pool Balance at the Ending of Period                                                     $631,780,647.03
Average Aggregate Principal Balance                                                      $638,264,720.36
Aggregate Principal Collections                                                          $451,551,928.57
New Principal Receivables                                                                $438,583,781.92
Receivables Added for Additional Accounts                                                          $0.00
Noteholder Default Amount                                                                          $0.00
Net Losses                                                                                         $0.00
Noteholder Charge-offs                                                                             $0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)                                  $0.00
Non-Principal Collections & Inv. Proceeds treated as
             Available Noteholder Principal Collections                                            $0.00
Monthly Interest Accrued, but not Paid                                                             $0.00
Ineligible Receivables                                                                             $0.00
Excess Funding Account at Date of Determination                                                    $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                                         $0.00

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                                                              $0.00
Spread Over Prime for Portfolio                                                                    0.34%
Weighted Average Interest Rate                                                                     9.84%
Previously waived Monthly Servicing Fee                                                            $0.00


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                                                             0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                                                             $34,042,523.81
Used Vehicle Percentage                                                                                               5.388%
Used Vehicle Percentage During Last Collection Period                                                                 5.844%
Early Amortization Event?                                                                                     NO
Largest Dealer or Dealer Affiliation Balance                                                                  $29,897,164.46
Largest Dealer Percentage                                                                                             4.637%

Aggregate Principal Amount of Receivables of Dealers over 2%                                                  $33,706,709.06

SUMMARY OF COLLECTIONS
----------------------
Aggregate Amount of Collections                                                                              $456,908,757.47
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)                         $5,356,828.90
Investment Proceeds                                                                                               $11,145.40
Aggregate Amount of Principal Collections                                                                    $451,551,928.57
Asset Receivables Rate                                                                                                8.847%
Use Asset Receivables Rate?                                                                                   NO
Carryover Amount (this Distribution Date)                                                                                N/A


PAYMENT RATE INFORMATION
------------------------
Monthly Payment Rate                                                                                        70.75%
Previous Collection Period Monthly Payment Rate                                                             53.41%
Monthly Payment Rate 2 collection periods ago
3-month Average Payment Rate                                                                                62.08%
Early Amortization Event?                                                                                     NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------
Extend Revolving Period?                                                                                      YES
Last Day of Revolving Period                                                                                  N/A
Invested Amount as of Last Day of Revolving Period                                                            N/A
Accumulation Period Length (months)                                                                           N/A
First Accumulation Date                                                                                TO BE DETERMINED
Expected Final Payment Date                                                                                   N/A
Required Participation Percentage                                                                           104.00%
Principal Funding Account Balance                                                                                      $0.00
Principal Payment Amount                                                                                               $0.00
Controlled Accumlation Amount                                                                                          $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------
Noteholders
1.   Monthly Noteholder Interest Distribution                                                                  $2,822,916.67
2.   Noteholder Monthly Servicing Fee Distribution                                                               $416,666.67
3.   Reserve Account Deposit Amount Distribution                                                                       $0.00
4.   Noteholder Default Amount Distribution                                                                            $0.00
5A.  Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)                                          $0.00
5B.  Reinstate reductions in Series 2000-1 Available Subord. Amount                                                    $0.00
6.   Outstanding Carryover Amount Distribution                                                                         $0.00
7.   Yield Supplement Account Deposit Amount Distribution                                                              $0.00
8.   Previously waived Monthly Servicing Fee Distribution                                                              $0.00
          Excess Servicing                                                                                       $999,885.64

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                                                                       $0.0
Required Subordinated Draw Amount                                                                                       $0.0

EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                                                              $0.00
Additions in connection with a reduction in Receivables                                                                $0.00
Transfers to Principal Funding Account                                                                                 $0.00

           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                    Summary
                                    -------

                   Collections             Accrual         Distribution
                  ------------            ----------     ----------------
From:               21-Aug-00
To:                 19-Sep-00
Days:                      30

LIBOR Rate          6.6200000%
(1 month)

Series #                 1     Active
VCI Rating:             N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                                 Series                                            Required           Required       Outstanding
Series            Series       Allocation      Invested         Subordinated     Participation      Participation       Note
Number             Name        Percentage       Amount             Amount         Percentage           Amount         Balance
---------      -------------   ----------   ---------------    --------------    -------------     ---------------   -----------

                    Trust                    $500,000,000.00    $77,179,132.96         N/A          $597,179,132.96
                1 Series 2000-1  100.00%     $500,000,000.00    $77,179,132.96       104.00%        $597,179,132.96 $500,000,000.00



                                        VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                                         SERVICING CERTIFICATE
                                                         ---------------------

INITIAL AMOUNTS                                                                 EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------

Initial Invested Amount                      $500,000,000.00                    Weighted Average Rate Charged to Dealers     9.840%
Invested Amount                              $500,000,000.00                    LIBOR                                        6.620%
Controlled Accumulation Amount                         $0.00                    Note Rate (LIBOR+15.5 b.p.)                  6.775%
Required Subordinated Amount                  $77,179,132.96                    Servicing Fee Rate                           1.000%
Annualized Servicing Fee Rate                          1.00%                    Investor Net Losses                          0.000%
                                                                                                                             ------
First Controlled Accumulation Date        TO BE DETERMINED                      Excess Spread                                2.065%
Accumulation Period Length (months)              N/A
Expected Final Payment Date                      N/A
Initial Settlement Date                            10-Aug-00
Required Participation Percentage                    104.00%
Subordinated Percentage                              9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                    Required             Excess
                                            Series 2000-1        Invested         Subordinated          Funding
Principal Receivables                           Total             Amount             Amount              Amount
---------------------                           -----             ------             ------              ------

Series Allocation Percentage                   100.00%
Beginning Balance                            $500,000,000.00  $500,000,000.00     $77,179,132.96         $0.00
  Floating Allocation Percentage               79.14%             79.14%
  Principal Allocation Percentage                N/A                N/A

Principal Collections                        $451,551,928.57  $451,551,928.57                N.A.         N.A.
New Principal Receivables                    $438,583,781.92  $438,583,781.92                N.A.         N.A.
Principal Default Amounts                              $0.00            $0.00                N.A.         N.A.
Receivables Added for Additional Accounts              $0.00            $0.00                N.A.         N.A.
Controlled Deposit Amount                              $0.00              N/A                N.A.         N.A.

"Pool Factor"                                                   100.00000000%

Ending Balance                               $500,000,000.00  $500,000,000.00     $77,179,132.96         $0.00
  Floating Allocation Percentage               79.14%             79.14%


Non-Principal Receivables
-------------------------

Non-Principal Collections                      $4,239,468.97
Recoveries on Receivables Written Off                  $0.00
Investment Proceeds                               $11,145.40


           VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                                            Current                   Previous
----------------------------------                                            -------                   --------
Available Subordination Amount (Previous)                                  $26,975,674.02                  $0.00
  Required Subordination Draw Amount                                                $0.00                  $0.00
  Reserve Account Funds to Noteholder Default Amount                                $0.00                  $0.00
Non-principal Collections & Inv. Proceeds treated as                                $0.00                  $0.00
 Available Noteholder Principal Collections                                         -----                  -----
(1) Subtotal                                                               $26,975,674.02                  $0.00
(2) Subordination Percentage* Series 2000-1                                $47,945,205.48         $47,945,205.48
Invested  Amount

(a) lower of (1) or (2)                                                    $26,975,674.02                  $0.00
(b) Incremental Subordinated Amount (previous period)                               $0.00                  $0.00
(c) Incremental Subordinated Amount                                        $29,233,927.48         $26,975,674.02
(d) Payments from Excess Funding Account to                                         $0.00                  $0.00
Residual Interestholder

Available Subordinated Amount                                              $56,209,601.50         $26,975,674.02

  Overconcentration Amount                                                 $33,706,709.06         $31,741,373.24

Beginning Reserve Account Balance                                           $1,750,000.00          $1,750,000.00
Reserve Account Required Amount                                             $1,750,000.00          $1,750,000.00
Withdrawal from Reserve Account                                                     $0.00                  $0.00
Reserve Account Deposit Amount                                                      $0.00                  $0.00
Ending Reserve Account Balance                                              $1,750,000.00          $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                         $5,356,828.90          $5,356,472.66
  Noteholder Non-Principal Collections                                      $4,239,468.97          $4,153,922.20
  Residual Interestholder Non-   Principal Collections                      $1,117,359.93          $1,202,550.46
Investment Proceeds                                                            $11,145.40                  $0.00
Reserve Fund Balance                                                        $1,750,000.00          $1,750,000.00
                                                                           --------------         --------------
Total Non-Principal Available                                               $7,117,974.30          $7,106,472.66

Interest Shortfall                                                                  $0.00                  $0.00
Additional Interest                                                                 $0.00                  $0.00
Carry-over Amount                                                                   $0.00                  $0.00
Carry-over Shortfall                                                                $0.00                  $0.00
Additional Interest on Carry-over Shortfall                                         $0.00                  $0.00

Monthly Servicing Fee                                                         $526,483.87            $537,290.66
Noteholder Monthly Servicing Fee                                              $416,666.67            $416,666.67